                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                     Andy Corbin
                            Executive Vice President and Chief Financial Officer
                                                                  (212) 907-6079

                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com

                  BISYS(R) REPORTS FISCAL THIRD QUARTER RESULTS
             - Revenue Increases 11 Percent to Record $245 Million;
                     Record Cash from Operations Generated -

NEW YORK, N.Y. (April 22, 2003) - The BISYS Group, Inc., a leading provider of business process outsourcing solutions for the financial services sector, today reported the results of its fiscal third quarter ended March 31, 2003.

For the fiscal third quarter, BISYS reported net income of $32.5 million or $0.27 per diluted share, as compared to net income of $33.2 million or $0.27 per diluted share for the same period in fiscal 2002. Revenue for the quarter was $244.8 million, an increase of 11 percent from $220.5 million in the same period last year. Cash from operations for the quarter reached a record-high of more than $56 million.

BISYS reported net income of $78.0 million or $0.64 per diluted share for the nine months ended March 31, 2003 as compared to net income of $78.6 million or $0.64 per diluted share for the nine months ended March 31, 2002. Actual results for the nine months ended March 31, 2003 and 2002 include restructuring charges of $7.5 million or $0.06 per diluted share net of tax, and $4.0 million or $0.03 per diluted share net of tax, respectively, related to the integration, consolidation, and relocation of certain business operations, primarily as a result of acquisition activity. Excluding restructuring charges, pro forma net income for the nine months ended March 31, 2003 was $85.6 million or $0.70 per diluted share as compared to pro forma net income of $82.6 million or $0.67 per diluted share for the same period last year, an increase in EPS of 4.5 percent. BISYS' nine months revenue increased to $705.2 million, up 12 percent over fiscal 2002 nine months revenue of $627.0 million.

                                     -more-

The Company has included the previous pro forma information concerning restructuring charges to assist investors in analyzing BISYS' results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present, and future operating results, and as a means to emphasize the results of core ongoing operations.

ABOUT BISYS

The BISYS Group, Inc. (NYSE: BSG), headquartered in New York City, provides business process outsourcing solutions that enable investment firms, insurance companies, and banks to capitalize on convergence by entering new segments of the financial services industry. BISYS currently supports more than 20,000 domestic and international financial institutions and corporate clients through three business units. Its INVESTMENT SERVICES group provides administration and distribution services for approximately 380 clients, representing more than 1,950 mutual funds, hedge funds, private equity funds, and other alternative investment products with more than $560 billion in assets. BISYS' largest group also provides retirement services to more than 15,000 companies in partnership with 40 of the nation's leading banks and investment management companies, and offers analytical research and competitive intelligence through its Financial Research Corporation (FRC) subsidiary. Through its INSURANCE AND EDUCATION SERVICES group, BISYS is the nation's leading independent distributor of life insurance and the premier provider of the support services required to sell traditional and variable life, annuity, long-term care, and disability products. BISYS is also the nation's seventh largest property/casualty (P&C) wholesaler and the third largest independent wholesaler of commercial lines of P&C insurance. This group complements its insurance distribution services with a comprehensive compliance management solution that supports insurance and investment firms and professionals with more than 225 certification and continuing education training courses, and a sophisticated suite of licensing-related products and services. BISYS' INFORMATION SERVICES group provides information processing and imaging solutions to more than 1,150 financial institutions. This group also supports more than 120 insurance companies with a suite of asset retention solutions, and provides complete program management for corporate-sponsored cash management accounts. Additional information is available at www.bisys.com.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                                Tables to Follow
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                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                      (In thousands, except per share data)

                                                              THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                   MARCH 31,                              MARCH 31,
                                                       ------------------------------          ------------------------------
Statement of Operations Data:                             2003                2002                2003                2002
                                                       ----------          ----------          ----------          ----------
Revenues                                               $  244,776          $  220,539          $  705,232          $  626,978
                                                       ----------          ----------          ----------          ----------

Operating cost and expenses:
  Service and operating                                   141,076             122,986             412,751             357,032
  Selling, general and administrative                      43,892              37,612             131,071             118,255
  Amortization of intangible assets                         4,809               3,178              13,474               9,164
  Restructuring charges                                        --                  --              12,079               6,475
                                                       ----------          ----------          ----------          ----------
Total expenses                                            189,777             163,776             569,375             490,926
                                                       ----------          ----------          ----------          ----------

Operating earnings                                         54,999              56,763             135,857             136,052

Interest income                                               270                 711               1,178               3,203
Interest expense                                           (4,475)             (3,853)            (13,428)            (11,547)
                                                       ----------          ----------          ----------          ----------

Income before income taxes                                 50,794              53,621             123,607             127,708

Income taxes                                               18,286              20,427              45,591              49,136
                                                       ----------          ----------          ----------          ----------
Net income                                             $   32,508          $   33,194          $   78,016          $   78,572
                                                       ==========          ==========          ==========          ==========


Basic earnings per share                               $     0.27          $     0.28          $     0.65          $     0.66

Diluted earnings per share                             $     0.27          $     0.27          $     0.64          $     0.64

Weighted average shares outstanding                       119,565             118,945             119,501             118,224

Weighted average equivalent shares outstanding            120,771             124,171             121,628             123,426

Pro forma:

Reported net income                                    $   32,508          $   33,194          $   78,016          $   78,572
Addback:
Restructuring charges, net of tax                              --                  --               7,549               3,982
Pro forma net income                                       32,508              33,194              85,565              82,554

Diluted earnings per share:
Reported net income                                    $     0.27          $     0.27          $     0.64          $     0.64
Addback:
Restructuring charges, net of tax                              --                  --                0.06                0.03
Pro forma net income                                   $     0.27          $     0.27          $     0.70          $     0.67

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                                 (In thousands)


                                                       THREE MONTHS ENDED                             NINE MONTHS ENDED
                                                            MARCH 31,                                      MARCH 31,
                                              -----------------------------------             -----------------------------------
Statement of Operations Data:                    2003                    2002                    2003                    2002
                                              -----------             -----------             -----------             -----------
Revenues:
  Investment Services                         $   125,050             $   112,060             $   367,847             $   325,143
  Insurance and Education Services                 63,761                  57,072                 178,290                 156,072
  Information Services                             55,965                  51,407                 159,095                 145,763
                                              -----------             -----------             -----------             -----------
    Total                                     $   244,776             $   220,539             $   705,232             $   626,978
                                              ===========             ===========             ===========             ===========

Operating earnings (loss)*:
  Investment Services                         $    20,167             $    20,029             $    54,123             $    52,954
  Insurance and Education Services                 24,154                  26,770                  67,561                  66,285
  Information Services                             15,779                  14,681                  42,009                  38,506
  Corporate                                        (5,101)                 (4,717)                (15,757)                (15,218)
                                              -----------             -----------             -----------             -----------
    Total                                     $    54,999             $    56,763             $   147,936             $   142,527
                                              ===========             ===========             ===========             ===========

* Excludes the impact of restructuring charges.

                                                                MARCH 31,                JUNE 30,
Balance Sheet Data:                                               2003                    2002
                                                              ------------            ------------
Cash and cash equivalents                                     $     91,856            $     78,371
Accounts receivable, net                                            99,714                 101,851
Insurance premiums and commissions receivable, net                 150,683                  95,146
Total assets                                                     1,488,642               1,246,151
Insurance premiums and commissions payable                          53,542                      --
Short-term borrowings                                              198,000                  93,000
Long-term debt                                                     300,000                 300,000
Stockholders' equity                                               745,908                 682,618


Other Financial Data:                                     THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                MARCH 31,                                MARCH 31,
                                                     -----------------------------             -----------------------------
                                                       2003                 2002                 2003                 2002
                                                     --------             --------             --------             --------
Capital expenditures                                 $  8,643             $ 11,359             $ 33,821             $ 24,740
Net cash provided by operating activities            $ 56,290             $ 38,828             $118,512             $ 88,992
Effective tax rate                                       36.0%                38.0%                37.0%                38.0%